EXHIBIT 23.1





















































Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 1995, with respect to WorldWay Corporation, (formerly known as Carolina Freight Corporation) included in this Form 8-K/A-2, into Arkansas Best Corporation's previously filed S-8 Registration Statements related to the Arkansas Best Corporation Stock Option Plan and Arkansas Best Corporation disinterested Director Stockholder Plan dated July 29, 1993 (File No. 33-66694); the Arkansas Best Corporation Employees' Investment Plan dated March 30, 1994; and the Carolina Freight Corporation Employee Savings and Protection Plan, Complete Leasing Concepts, Inc. Employee Savings & Profit Sharing Plan and IDI 401(k) Savings Plan dated October 20, 1995. It should be noted that we have not audited any financial statements of WorldWay Corporation subsequent to December 31, 1994.



                                                  Arthur Andersen LLP

Charlotte, North Carolina,
     October 23, 1995